UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 8, 2006, Huntington Bancshares Incorporated ("HBI"), through a newly established limited partnership (the "Borrower"), borrowed $865 million (the "Loan") pursuant to a credit agreement (the "Agreement’) with unaffiliated third parties.

The Loan is indirectly backed by a revolving pool of consumer automobile loans and a static pool of consumer automobile leases originated and serviced by subsidiaries of HBI. Payments of principal of and interest on, and other proceeds from, the pool of loans and leases will ultimately be used to repay the principal and pay the interest on the Loan.

The Loan was made in a single advance and on a non-recourse basis. The Loan has a stated maturity date of November 20, 2017. Interest will accrue at a rate equal to one-month LIBOR plus 0.492%. Payments of principal and interest are required to be made on the Loan beginning on November 20, 2010. The Loan may be prepaid at any time, and may be accelerated on the occurrence of an event of default under the Agreement. The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the Borrower or HBI, the occurrence of an event of default relating to the collateral, or a change in control of the Borrower.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

June 8, 2006	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary